UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):  May 24, 2007
Cuisine Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-32439	52-0948383

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

85 S. Bragg Street, Suite 600, Alexandria, Virginia	22312

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 703-270-2900
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On May 24, 2007, Cuisine Solutions, Inc. (the “Company”) entered into an installment loan agreement (the “Equipment Loan”) with Branch Banking and Trust Company (“BB&T”) to borrow $1,718,175 for plant production equipment in the U.S. The Equipment Loan is secured by an interest in the plant production equipment and is required to be repaid in 60 equal monthly installments beginning July 5, 2007. The Equipment Loan bears an annual interest rate of 6.95%. The description of the Equipment Loan is qualified in its entirety by reference to the Loan Agreement, which is filed as Exhibit 10.61 to this report, and is incorporated herein by reference. A press release was issued on May 30, 2007 announcing the Equipment Loan and this press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information included in Item 1.01 of this report is incorporated by reference into this Item 2.03.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
10.61 Loan Contract dated May 24, 2007 with Branch Banking and Trust Company.
99.1 Press release dated May 30, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cuisine Solutions, Inc.
June 1, 2007	By:	Ronald Zilkowski
		Name:	Ronald Zilkowski
		Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.61	Loan Contract dated May 24, 2007 with Branch Banking and Trust Company.
99.1	Press release dated May 30, 2007.